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                                                                 EXHIBIT 10.5


                                    AGREEMENT


                  THIS AGREEMENT (this "Agreement"), dated as of April 17, 1998, is made and entered into by and between Littlefield, Adams & Company, a New Jersey corporation ("Littlefield") and The Bank of Floyd, a bank organized under the laws of Virginia ("Floyd").

                  WHEREAS, the parties have entered into certain Business Loan Agreements (Loan Nos. 5312501 and 0105592300), dated as of January 31, 1997 and February 1, 1997, respectively, in the original principal amounts of $468,483.83 and $142,634.32, respectively (the "Loan Agreements"), which provide, among other things, that Littlefield shall not incur any other indebtedness than the indebtedness arising under the Loan Agreements without the prior written consent of Floyd; and

                  WHEREAS, Littlefield desires to issue a series of convertible subordinated debentures to certain individuals and seeks to obtain the consent of Floyd to such issuance in accordance with the terms of the Loan Agreements.

                           NOW THEREFORE, in consideration of the premises and
the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Floyd hereby consents to Littlefield's issuance of a series of 7% convertible subordinated debentures, in substantially the form annexed hereto as Exhibit A (the "Debentures"), for up to an aggregate of $1,200,000 in principal amount, which debentures shall be subordinate to any and all indebtedness of Littlefield to Floyd which now exists or which is hereafter incurred, including without limitation the indebtedness represented by the Loan Agreements (Loan Nos. 5312501 and 0105592300), dated as of January 31, 1997 and February 1, 1997, respectively, in the original principal amounts of $468,483.83 and $142,634.32, and including all renewals, modifications and extensions thereof.

                  2. Except as set forth herein, the Loan Agreements are hereby in all respects ratified and confirmed by Littlefield and Floyd, and all of the terms, provisions and covenants thereof shall be, and remain in full force and effect.

                  3. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, arrangements or understandings, either oral or written, made by and among such parties with respect thereto.




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                  4. This Agreement may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute one and the same agreement.


                           IN WITNESS WHEREOF, the parties have caused this
Agreement to be duly executed and delivered as of the day and year first written above.

                                             LITTLEFIELD, ADAMS & COMPANY



                                             By: /s/ WARREN L. RAWLS /s/
                                                 -------------------------------
                                             Name: Warren L. Rawls
                                             Title: Chief Financial Officer

                                             THE BANK OF FLOYD



                                             By: /s/ LAWRENCE M. RENFROE /s/
                                                 -------------------------------
                                             Name: Lawrence M. Renfroe
                                             Title: Executive Vice President


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